Exhibit 99.1

1 2016 Full Year and Fourth Quarter Financial Results February 15, 2017 NYSE: CF

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company and its subsidiaries by the Company’s senior secured revolving credit agreement; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with changes in tax laws and disagreements with taxing authorities; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net (loss) earnings, and adjusted net (loss) earnings per diluted share, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net (loss) earnings, and adjusted net (loss) earnings per diluted share included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net (loss) earnings, and adjusted net (loss) earnings per diluted share to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net (loss) earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net (loss) earnings is defined as net (loss) earnings attributable to common stockholders adjusted with the impacts of the selected items included in net (loss) earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Table of contents Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Overview of Financial Results 5-9 CF Well Positioned for Industry Recovery 10-19 Capital Allocation and Structure 20-21 Appendix 22-27 Cover Page: Donaldsonville Urea Conveyer Belt

Overview of Financial Results Donaldsonville Urea Warehouse

# Fourth quarter and full year 2016 results

**Financial Overview**

- Q4 net loss of $320 million, or ($1.38) per diluted share. Q4 adjusted net loss of $90 million, or ($0.39) per diluted share[(1)]
- Full year 2016 net loss of $277 million, or ($1.19) per diluted share. Full year 2016 adjusted net earnings of $109 million, or $0.47 per diluted share
- Q4 adjusted EBITDA of $133 million and FY2016 adjusted EBITDA of $858 million[(2)]
- Accelerated tax depreciation on capacity expansion projects driving estimated federal and state tax refunds of approximately $800 million; expect to receive refunds in Q3 2017
- Completed a $1.25 billion debt refinancing
- Cash on balance sheet was ~$1.2 billion at 2016 year-end

**Commercial Environment**

- Global nitrogen prices rose during Q4 on reduced Chinese urea availability
- U.S. nitrogen prices also increased during Q4, but remained below international parity limiting import activity into North America
- Demand was lower than expected during fall ammonia application season; 2017 North American demand for nitrogen fertilizer expected to be relatively unchanged
- Shipments of UAN in Q4 exceeded 2 million tons, a company record
- Company record exports of 500,000 tons during Q4 and 1.4 million tons during full year 2016

**Safe and Efficient Operations**

- New ammonia and urea plants at Port Neal Nitrogen Complex in operation
- 12-month rolling average recordable incident rate of 1.16 incidents per 200,000 work hours
- Ammonia utilization rate during Q4 across the manufacturing network was 99 percent
- The company's UK operations set multiple records for nitric acid and AN production during Q4

*(1) See slide 23 for reconciliation of adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share*
*(2) See slide 24 for reconciliation of EBITDA and adjusted EBITDA*

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# Financial results - fourth quarter and full year 2016

| In millions, except percentages, per MMBtu and EPS | 2016 Q4 | 2015 Q4 | Full Year 2016 | Full Year 2015 |
|---|---|---|---|---|
| Net sales | $ 867 | $ 1,115 | $ 3,685 | $ 4,308 |
| Gross margin[1] | 94 | 280 | 840 | 1,547 |
| - As percentage of net sales | 10.8% | 25.1% | 22.8% | 35.9% |
| Net (loss) earnings attributable to common stockholders | (320) | 27 | (277) | 700 |
| Adjusted net (loss) earnings[2] | (90) | 168 | 109 | 896 |
| Net (loss) earnings per diluted share | (1.38) | 0.11 | (1.19) | 2.96 |
| Adjusted net (loss) earnings per diluted share[2] | (0.39) | 0.72 | 0.47 | 3.79 |
| EBITDA[3] | (135) | 254 | 395 | 1,666 |
| Adjusted EBITDA[3] | 133 | 445 | 858 | 1,975 |
| Diluted average shares outstanding | 233.1 | 233.8 | 233.1 | 236.1 |
| Natural gas (per MMBtu): | | | | |
| Natural gas costs in cost of sales[4] | $ 3.18 | $ 2.82 | $ 2.61 | $ 3.00 |
| Realized derivatives loss[5] | 0.06 | 0.41 | 0.46 | 0.28 |
| Cost of natural gas in cost of sales | 3.24 | 3.23 | 3.07 | 3.28 |
| Unrealized net mark-to-market (gain) loss on natural gas derivatives | (91) | 97 | (260) | 176 |

(1) Depreciation and amortization related to property, plant and equipment was $182 million and $607 million for the three and twelve months ended December 31, 2016, respectively, and $127 million and $444 million for the three and twelve months ended December 31, 2015, respectively

(2) See slide 23 for reconciliation of adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share

(3) See slide 24 for reconciliation of EBITDA and adjusted EBITDA

(4) Includes the cost of natural gas that is included in cost of sales during the period

(5) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized net mark-to-market gains and losses on natural gas derivatives

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# Items affecting comparability of financial results by category

| In millions, pre-tax amounts (1) (2) (3) | 2016 Q4 | 2015 Q4 | Full Year 2016 | Full Year 2015 |
|---|---|---|---|---|
| **Capacity Expansion Projects:** | | | | |
| Expansion project depreciation | $ 56 | $ 13 | $ 116 | $ 13 |
| Start-up costs – expansion plants | 34 | - | 52 | - |
| Expansion project expenses | 14 | 15 | 73 | 51 |
| Loss on foreign currency derivatives | 2 | 3 | - | 22 |
| **Strategic Venture with CHS:** | | | | |
| Noncontrolling interest | 26 | - | 93 | - |
| Loss on embedded derivative liability | 1 | - | 23 | - |
| **Debt Restructuring:** | | | | |
| Loss on debt extinguishment | 167 | - | 167 | - |
| Debt and revolver amendment fees | 14 | - | 16 | - |
| Private Senior Notes amendment arrangement fees | - | - | 2 | - |
| **CF Fertilisers UK Acquisition:** | | | | |
| Gain on remeasurement of CF Fertilisers UK investment | - | - | - | (94) |
| **Equity Method Investments:** | | | | |
| Impairment of equity method investment in PLNL | 134 | 62 | 134 | 62 |
| Loss on sale of equity method investments | - | - | - | 43 |
| **Transaction Costs and Termination of Agreement with OCI:** | | | | |
| Transaction costs | - | 20 | 179 | 57 |
| Financing costs related to bridge loan commitment fee | - | - | 28 | 6 |
| **Other Items:** | | | | |
| Unrealized net mark-to-market (gain) loss on natural gas derivatives | (91) | 97 | (260) | 176 |
| Loss (gain) on foreign currency transactions including intercompany loans | 7 | (6) | 93 | (8) |
| **Total Impact of Significant Items** | **$ 364** | **$ 204** | **$ 716** | **$ 328** |

*(1) During the three and twelve months ended December 31, 2016 and 2015, certain significant items impacted CF's financial results. The table outlines those significant items and details how they impacted the comparability of CF's financial results during those periods*

*(2) Positive amounts in the table are costs expensed, while negative amounts are income recognized in the periods presented*

*(3) See slide 9 for a summary of the above items by line item*

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Items affecting comparability of financial results by line item In millions, pre-tax amounts (1) 2016 Q4 2016 Q3 2015 Q4 2015 Q3 Full Year 2016 2016 YTD Full Year 2015 2015 YTD Subtotals of Amounts by Line Item in the Consolidated Statement of Operations: Cost of sales $ (1) $ 110 $ (92) $ 189 Selling, general, and administrative expenses - - 2 - Transaction costs - 20 179 57 Other operating - net 24 12 189 65 Equity in (losses) earnings of operating affiliates 134 62 134 62 Interest expense - net 14 - 44 6 Loss on debt extinguishment 167 - 167 - Equity in earnings of non-operating affiliates – net of taxes - - - (51) Net earnings attributable to noncontrolling interests 26 - 93 - Total Impact of Significant Items $ 364 $ 204 $ 716 $ 328 Positive amounts in the table are costs expensed, while negative amounts are income recognized in the periods presented

Port Neal Nitrogen Complex – Fully Operational CF Well Positioned for Industry Recovery

Chinese Marginal Producers: Rising Costs and Decreased Production Global Production Costs Expected to Increase in 2017 Nitrogen Demand Outlook Market outlook Long-term Recovery Expected in 2018 and Beyond Continued higher crude oil prices have increased effective natural gas costs across Europe and Russia North American natural gas is likely to remain plentiful and priced significantly below crude oil parity Consistent with recent years, world nitrogen demand expected to increase approximately 2% in 2017 CF expects North American nitrogen fertilizer demand to be relatively unchanged in full year 2017 at roughly 16 million nutrient tons, requiring approximately 7 million imported nutrient tons to meet North American agricultural and industrial demand North America to remain import dependent for nitrogen for the foreseeable future Chinese urea operating rates declined to roughly 50% for Q4 2016 and January 2017, driven by low global prices, higher coal costs, lower subsidies and concerns over pollution/air-quality Total 2016 Chinese urea exports of 8.9 million metric tons, expected to decline to 5-6 million metric tons in 2017 At current urea operating rates, Chinese demand for urea is expected to exceed available domestic supply during the spring. Chinese manufacturers will need to increase urea production, or purchasers will need to import urea in order to meet seasonal domestic needs Significantly reduced Chinese urea export availability expected to support global pricing through the first half of 2017 Although more than 4 million metric tons of net new global urea capacity expected in 2017, approximately one-third is only upgrades of existing ammonia and does not represent new nitrogen production North American nitrogen prices expected to be higher in 2017 compared to 2016 with continued strength in the first half and somewhat uncertain outlook for second half of 2017 CF expects more sustained global nitrogen price recovery to begin in 2018

Reduction of urea operating rates has been seen worldwide, majority of shutdowns have been in China Cumulative Shutdowns reported on a full year, nameplate basis Turndown of Operating Rates includes all reported turndowns in regions which have experienced economic hardship due to selling prices, gas supply challenges, or political instability Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis Additional Turndown of Operating Rates(2) (Million Product Metric Tons) Cumulative Shutdowns(1) (Million Product Metric Tons) 8.8M closures in China during 2016 26.4M cumulative closures in China (‘12-’16) 0 5 10 15 20 25 30 2012 2013 2014 2015 2016 0 2 4 6 8 10 12 14 2012 2013 2014 2015 2016 L. America Middle East Africa C. Europe Ukraine Asia China

China Urea Nameplate Capacity Evolution, 2012-2016 (Million Product Metric Tons) Capacity additions / closures reported on a nameplate basis, actual operating experience well below nameplate, estimated effective 2016 capacity ~86 million metric tons “Other” includes coke-oven gas, oil, and de-oil bitumen feedstock Sources: Baiinfo, CFMW, Fertecon, CRU, Industry Publications, CF Impact of Chinese Stimulus 4 Trillion renminbi stimulus package implemented starting in 2009 Lowered loan security requirements and reduced interest rates from 6.4% to 1.9% The reduced capital cost improved the expected urea project returns by ~10% This stimulus resulted in significant thermal coal fired plant construction, which came at the expense of existing high cost anthracite based production Chinese urea closures mitigated additional supply capacity 0 50 100 150 Designed Capacity Pre-2012 Anthracite Powder Thermal Natural Gas Other 85.2 Capacity Added 2012-2016 Thermal 39.3 Capacity Closed 2012-2016 Anthracite Lump (26.4) Designed Capacity 2016 Anthracite Lump Anthracite Powder Thermal Natural Gas 98.0 Anthracite Lump Anthracite Powder

China closed a significant volume of urea capacity in 2016 Sources within China report 32 urea facilities in “permanent closure” or “closure with no foreseeable restart” status in 2016 Total volume of Chinese closures in 2016 is 8.8 million metric tons/year of designed capacity; predominately in the small-scale, anthracite lump-based producer segment. This follows reported closures in 2014 and 2015 of an aggregate 16.6 million metric tons 2016 Chinese Capacity Closures Natural Gas Anthracite Lump Pet Coke Total 2016 Capacity Closures = 8.8 million metric tons Note: Nameplate capacity Source: baiinfo.com, fert.cn 0 200 400 600 Huaian Chemical Luxi County Nitrogen Fertilizer Factory Chongqing Jiangbei Hebei Tianyuan Chem Yunan Emei Yinhe Sanmenxia Jinmao Jiangjin Hefeng Chemical Industry Co Yunan Yuxi Henan Dajiang Henan Haolida Dafeng Jinli Fertilizer Co Beidahuang Haohua Jiangxi Shuangqiang Chem Hongji Coking Co Fujiang Yong'an Zhisheng Xijiang Dahuangshan Sunson Chemical Hebei Qian'an Jingxian Group Xinhua Chemical Fertilizer Co Ltd Ningjin County Yongxing Chemical Jinmei Jinshi Chemicals Investment Hechi Chemical Co Pingdingshan Feixing Chemical Yihua Chemical Jiangsu Shuangduo Hengtong Chemical Industry Co Jinchi Chemical Co (Chitianhua) Lanzhou Shihua Liaoning Zhongrun Shihua Liaocheng Luxi Chem Ningxia Shihua

Expected net new capacity additions well below projected global demand growth post 2017 CF Projected Global Gross Urea Capacity Additions (Thousand Product Metric Tons) Sources: Fertecon, CRU, CF 3% Growth: 5.3M 2% Growth: 3.5M (1) Closures include projections for small amount of distressed capacity in China; PIC (Kuwait) announced shutdown (2018) (2) The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Wever Enid(2) Borger(2) Beulah(2) Sub-Sahara Africa (5,100) (8,800) (1,100) (3,600) (800) - - 16,600 4,800 4,200 1,300 900 1,300 1,300 Closures(1): Net Additions: 0 5,000 10,000 15,000 20,000 25,000 2015 Other Asia Latin America MENA FSU 21,700 2016 13,600 2017 5,300 2018 4,900 2019 1,700 2020 1,300 2021 1,300 China D'Ville Europe Port Neal Iran

# Consistent nitrogen demand growth

**Total Nitrogen Consumption 2002-2017**(1)

*(Million Nutrient Metric Tons)*


180
160
140
120
100
80
60
40
20
0
2002
2005
2008
2011
2014
2017F
Overall
15-yr CAGR=2.3%
Industrial
15-yr CAGR
=3.0%
Agricultural
15-yr CAGR
=2.1%
Rest of World
Latin America
Europe
North America
Other Asia
India
China

**Expected Demand growth requires:**

- Additional 3 million nutrient metric tons each year
- Incremental ~3.7 million metric tons of new ammonia capacity annually
  - Equivalent to ~6.6 million metric tons of incremental urea capacity
  - Equivalent to 5 world scale ammonia/urea plants
- **Investment of $9-14 billion in capital expenditures to meet expected annual demand growth**(2)

*(1) 2002-2015 actuals, 2016E, 2017F*

*(2) Assumes capex requirements consistent with recent North American, Middle East, and African plants*

*Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries*

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U.S. and Canada combined remain a significant importer of nitrogen products U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF Total U.S. and Canada Import Volume(1) (Million Nutrient Tons – Calendar Year) 0 2 4 6 8 10 12 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F

CF has the premier North American network CF Industries is the largest nitrogen producer in North America with flexible production and output and outstanding domestic and export logistical capability Primarily a pure play nitrogen manufacturing company, focused on North America Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities Five of CF’s North American production facilities can shift product mix between UAN and urea This flexibility allows the company to rapidly react to evolving market conditions and changing pricing dynamics Product shipped via all modes: Deepwater vessel Barge (river and ocean) Unit train Pipeline Truck Each facility has access to more than one shipping mode Source: IFDC North America’s Largest Producer (Million Nutrient Tons, 2017) North American Potential Output (Million Product Tons, 2017) Aerial view of Donaldsonville docks UAN: 8.7 Urea: 4.8 NH3: 3.0 AN: 0.9 UAN: 5.2 Urea: 5.8 NH3: 3.7 AN: 1.0 Maximize UAN Maximize Urea Total: 17.4 Total: 15.7 0.0 2.0 4.0 6.0 8.0 All Others PCS Koch Agrium CF Industries

# Best North American distribution capabilities with a global reach


Rycroft
Vanscoy
Medicine Hat
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Garner
Blair
Fremont
Aurora
Albany
Seneca
Huntington
Kingston
Frankfort
Mines
Terre Haute
Palmyra
Cowden
Mount Vernon
Courtright
Verdigris
Woodward
Yazoo City
Donaldsonville
UK
Ability to export to mainland Europe
Billingham
Ince
Barge
UAN to East Coast United States
Vessel
Exports to Europe and Africa
Barge
UAN to Texas coast
Vessel
Exports to South America and Asia, transport to West Coast United States

**Location Key[(1)]**

- CF nitrogen complex
- CF ammonia terminal
- CF ammonia and UAN terminal
- CF urea warehouse

*(1) Represents CF owned facilities*

**Transportation Optionality**

**Ammonia Pipeline**
- Magellan Pipeline
- NuStar Pipeline

**Water**
- River barge
- Ocean barge
- Ocean vessel

**Rail**
- Courtright: CN, CSX
- Donaldsonville: UP
- Medicine Hat: CP
- Port Neal: UP
- Verdigris: BNSF
- Woodward: BNSF
- Yazoo City: CN

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Port Neal Urea Load Out Capital Allocation and Structure

CF’s capital allocation philosophy Commitment to investment grade metrics over the long term Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and the investments are cash flow accretive on a per share basis Consistently return excess cash to shareholders in a timely fashion: historic bias towards share repurchases Philosophy remains unchanged Near-term priority: focus on liquidity ~$1.2 billion in cash on the balance sheet at 2016 year-end $750 million undrawn revolver as of December 31, 2016(1) Approximate $800 million cash tax refund expected in 2017 New capital expenditures for 2017 are estimated to be in the range of approximately $400-450 million for sustaining and other. Actual cash expenditures will also reflect amounts accrued but not paid in 2016. At December 31, 2016, approximately $225 million was accrued related to activities in 2016. Debt capital structure Completed the issuance of $1.25 billion of senior secured notes, proceeds were used primarily to fund the prepayment of the $1.0 billion principal amount of CF Industries, Inc.’s senior notes due 2022, 2025, and 2027 Next de-levering opportunity: $800 million bond due May 2018 $695 million availability as of December 31, 2016 (net of $55 million of outstanding LOCs)

Appendix Donaldsonville Ammonia

# Non-GAAP: reconciliation of Net (Loss) Earnings and EPS to Adjusted Net (Loss) Earnings and Adjusted EPS

| | Three months ended December 31, | | | | Twelve months ended December 31, | | | |
|---|---|---|---|---|---|---|---|---|
| | 2016 | | 2015 | | 2016 | | 2015 | |
| | Amount | *EPS Impact* | Amount | *EPS Impact* | Amount | *EPS Impact* | Amount | *EPS Impact* |
| Net (loss) earnings/EPS attributable to common stockholders[1] | $ (320) | *$(1.38)* | $ 27 | *$0.11* | $ (277) | *$(1.19)* | $ 700 | *$2.96* |
| Selected items included above[2]: | | | | | | | | |
| Start-up costs - Donaldsonville ammonia | $ — | *$—* | $ — | *$—* | $ 18 | *$0.08* | $ — | *$—* |
| Start-up costs - Port Neal ammonia and urea | 34 | *0.14* | — | — | 34 | *0.14* | — | — |
| Expansion project expenses | 14 | *0.06* | 15 | *0.06* | 73 | *0.31* | 51 | *0.22* |
| Loss on foreign currency derivatives | 2 | *0.01* | 3 | *0.01* | — | — | 22 | *0.09* |
| Loss on debt extinguishment | 167 | *0.72* | — | — | 167 | *0.72* | — | — |
| Financing costs related to Private Placement and Senior Secured Notes | 10 | *0.04* | — | — | 10 | *0.04* | — | — |
| Revolver amendment fees | 4 | *0.02* | — | — | 6 | *0.03* | — | — |
| Private Senior Notes amendment arrangement fees | — | — | — | — | 2 | *0.01* | — | — |
| Gain on remeasurement of CFF UK investment | — | — | — | — | — | — | (94) | *(0.40)* |
| Impairment of equity method investment in PLNL | 134 | *0.57* | 62 | *0.26* | 134 | *0.57* | 62 | *0.26* |
| Loss on sale of equity method investments | — | — | — | — | — | — | 43 | *0.18* |
| Transaction costs[3] | — | — | 20 | *0.08* | 179 | *0.77* | 57 | *0.24* |
| Financing costs related to bridge loan commitment fee | — | — | — | — | 28 | *0.12* | 6 | *0.02* |
| Unrealized net mark-to-market (gain) loss on natural gas derivatives | (91) | *(0.39)* | 97 | *0.42* | (260) | *(1.12)* | 176 | *0.75* |
| Loss on embedded derivative liability[4] | 1 | — | — | — | 23 | *0.10* | — | — |
| Loss (gain) on foreign currency transactions, including intercompany loans[5] | 7 | *0.03* | (6) | *(0.02)* | 93 | *0.40* | (8) | *(0.03)* |
| Income tax adjustments related to selected items above[6] | (52) | *(0.21)* | (50) | *(0.20)* | (121) | *(0.51)* | (119) | *(0.50)* |
| Total adjustments | $ 230 | *$0.99* | $ 141 | *$0.61* | $ 386 | *$1.66* | $ 196 | *$0.83* |
| Adjusted net (loss) earnings/ adjusted EPS attributable to common stockholders | $ (90) | *$(0.39)* | $ 168 | *$0.72* | $ 109 | *$0.47* | $ 896 | *$3.79* |

(1) *EPS defined as net (loss) earnings per diluted share*
(2) *Amounts represent pre-tax impact*
(3) *Transaction costs include the $150 million termination fee paid by CF Holdings to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS*
(4) *Represents the loss in 2016 on the embedded derivative included within the terms of the company's strategic venture with OCI*
(5) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested*
(6) *Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments. The income tax adjustments for the year ended December 31, 2016 also include the tax impact of certain transaction costs that were capitalized and that are now deductible as a result of the May 2016 termination of the combination agreement with OCI*

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# Non-GAAP: reconciliation of Net (Loss) Earnings to EBITDA and Adjusted EBITDA

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| | (in millions, except percentages) | | | |
| Net (loss) earnings attributable to common stockholders | $ (320) | $ 27 | $ (277) | $ 700 |
| Interest expense (income) – net | 69 | 39 | 195 | 131 |
| Income taxes[1] | (47) | 63 | (68) | 385 |
| Depreciation and amortization | 203 | 132 | 678 | 480 |
| Less: Other adjustments | (40) | (7) | (133) | (30) |
| EBITDA[5] | $ (135) | $ 254 | $ 395 | $ 1,666 |
| Selected items included above | | | | |
| Start-up costs - Donaldsonville ammonia | $ — | $ — | $ 18 | $ — |
| Start-up costs - Port Neal ammonia and urea | 34 | — | 34 | — |
| Expansion project expenses | 14 | 15 | 73 | 51 |
| Loss on foreign currency derivatives | 2 | 3 | — | 22 |
| Loss on debt extinguishment | 167 | — | 167 | — |
| Private Senior Notes amendment arrangement fees | — | — | 2 | — |
| Gain on remeasurement of CFF UK investment | — | — | — | (94) |
| Impairment of equity method investment in PLNL | 134 | 62 | 134 | 62 |
| Loss on sale of equity method investments | — | — | — | 43 |
| Transaction costs[2] | — | 20 | 179 | 57 |
| Unrealized net mark-to-market (gain) loss on natural gas derivatives | (91) | 97 | (260) | 176 |
| Loss on embedded derivative[3] | 1 | — | 23 | — |
| Loss (gain) on foreign currency transactions, including intercompany loans[4] | 7 | (6) | 93 | (8) |
| Total adjustments | $ 268 | $ 191 | $ 463 | $ 309 |
| Adjusted EBITDA[5] | $ 133 | $ 445 | $ 858 | $ 1,975 |

*(1) Includes the tax benefit of $11 million on loss on sale of non-operating equity method investment for the twelve months ended December 31, 2015*

*(2) Transaction costs include the $150 million termination fee paid by the company to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS*

*(3) Represents the loss in 2016 on the embedded derivative included with the terms of the company's strategic venture with CHS*

*(4) Loss(gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested*

*(5) EBITDA is defined as net (loss) earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA. We have presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in CF's industry.*

CF
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CF has outperformed competitors during strengthening markets Note: assumes dividends reinvested pre-tax Source: Capital IQ as of 2/14/17 Overall Stronger Price Env. Declining Price Env. Beginning of Recovery Jan 2010 – 2/14/17 Jan 10 – Jun 15 Jul 15 – Sep 16 Oct 16 – 2/14/17 CF 122% 272% (60%) 52% AGU 97% 84% (11%) 20% MOS (38%) (19%) (45%) 38% POT (37%) (7%) (43%) 21% YAR 4% 31% (32%) 17% Total Shareholder Returns (in $US) (Jan 1, 2010 – Feb 14, 2017) Relative TSR by Time Period (Jan 1, 2010 – Feb 14, 2017) Stronger Nitrogen Fertilizer Price Environment CF AGU YAR POT MOS Declining Price Environment Beginning of Recovery -100% -50% 0% 50% 100% 150% 200% 250% 300% 350% Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jan-13 Jul-13 Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17

2017 urea price range forecast is ~$210-245 per ton at the US Gulf; 2018 projected higher 2017 Monthly Delivered U.S. Gulf Urea Cost Curve(1)(2) Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons Assumptions on demand growth, exchange rates, coal, gas, and oil prices included in slide 27 Slide initially published as part of the ‘CF Industries Fall/Winter 2016 Investor Presentation’ dated November 15, 2016 20 0 5 10 15 Appx. 2017 Price Range Energy (N.G.) Other Cash Freight/Load Shipments: 16.8 MM ST Avg Appx. Monthly Range Energy (N.G) Other Cash Freight/Load Energy (Coal) 0 100 200 300 $400 North America Latin America MENA Other FSU Russia South Asia Indonesia China – Advanced Inland Low India Western Europe China – Advanced Coastal Ukraine Southeast Asia Eastern Europe China – Advanced Inland High Lithuania China – Natural Gas Low China – Anthracite Low China – Anthracite High China – Natural Gas High

Location Source 2015 2016 2017F Henry Hub NYMEX 2.63 2.51 3.07 TTF ICE 6.42 4.49 5.47 WEU-Russia Oil Index 7.30 4.35 5.37 Brent Crude NYMEX 54 44 55 Thermal SX Coal / 49 51 68 Anthracite Powder Woodmac 83 78 86 Anthracite 124 115 113 RMB/USD Bloomberg 6.28 6.63 6.85 USD/EUR Bloomberg 1.11 1.11 1.10 USD/GBP Bloomberg 1.53 1.36 1.27 Annual Average Energy Cost - Actual and Forecast(1) Gas Prices ($/MMBtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2017 cost curve assumptions Slide initially published as part of the ‘CF Industries Fall/Winter 2016 Investor Presentation’ dated November 15, 2016 Demand Growth Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries 0.3% 3.3% 1.5%